Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen AMT-Free Municipal Value Fund f/k/a Nuveen
Municipal Value Fund 2
811-22253


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement


   For
           5,455,034
   Against
              202,099
   Abstain
              180,416
   Broker Non-Votes
           1,725,774
      Total
           7,563,323


To approve a new sub-advisory
agreement


   For
           5,430,179
   Against
              206,632
   Abstain
              200,738
   Broker Non-Votes
           1,725,774
      Total
           7,563,323



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.